UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event): September 25, 2023

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-14310

Delaware	41-1838504
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

411 E 57th St. New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 220-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	None

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2023, GlassBridge Enterprises, Inc. (the “Company”) entered into a series of agreements with Tacora Capital, LP (“Tacora”), an asset management firm, pursuant to which Tacora agreed to invest a total of up to $50 Million in the Company (the “Tacora Transactions”) as follows:

Stock Purchase Agreement

The Company and Tacora entered into a stock purchase agreement (the “Stock Purchase Agreement”) dated as of September 25, 2023 (the “Closing Date”). Pursuant to the terms of the Stock Purchase Agreement, on the Closing Date, the Company sold to Tacora: (i) 7,578 shares of common stock, par value $.01 (the “Common Stock”), (ii) 13,725 shares of Series B Preferred Stock, par value $.01 (the “Preferred Stock”), (iii) 7,500 Series 1 restricted stock units (the “Series 1 RSUs”) and (iv) 15,000 Series 2 restricted stock units (the “Series 2 RSUs,” and together with the Series 1 RSUs, the “RSUs”).

The Common Stock was purchased for $164.9512 per share. The Preferred Stock was purchased for $1,000 per share (the “Per Share Purchase Price”). The RSUs were purchased for the aggregate sum of $75,000. Under the Stock Purchase Agreement and subject to the terms and conditions set forth therein, Tacora also may purchase up to an additional 32,775 shares of Preferred Stock at the Per Share Purchase Price, for aggregate consideration of $32,775,000, and up to an additional 17,500 Series 1 RSUs and 35,000 Series 2 RSUs. The additional shares of Preferred Stock and the RSUs will be purchased and issued from time to time, proportionally, in connection with and as the Company invests in Approved Transactions (as defined in the Stock Purchase Agreement).

The Stock Purchase Agreement contains customary representations and warranties, including with respect to the Company representations as to: (i) Organization, (ii) Authority, (iii) No Conflict, (iv) Consents and Approvals, (v) Capital Structure, (vi) Subsidiaries, (vii) SEC Reports; Financial Statements; Absence of Undisclosed Liabilities, (viii) Compliance, (ix) Permits, (x) Taxes, (xi) No Litigation, (xii) Title to and Sufficiency of Assets, (xiii) Contracts, (xiv) Labor Matters, (xv) Benefit Plans, (xvi) No Brokers, (xvii) Transactions with Related Parties, (xviii) Books and Records; Controls and Procedures; and (xix) Insurance.

From the Closing Date until 48 months after all shares of Preferred Stock issuable to Tacora under the Stock Purchase Agreement have been issued, the Preferred Stock is entitled to receive cumulative dividend distributions at an 8% annual rate based on Per Share Purchase Price. Thereafter, the dividend rate increases to 15.5%. Each share of Preferred Stock is redeemable for $1,000 per share, plus all accrued and unpaid dividends thereon. The Company may redeem the Preferred Stock in part or in full at any time and from time to time; provided that the Company must redeem all of the issued and outstanding shares of Preferred Stock on or prior to the sixth anniversary of the Closing Date. The holders of the Preferred Stock have no voting rights; however, the Company may not take certain actions without the prior written consent of the holders of a majority of the outstanding shares of Preferred Stock, including any action to: (i) increase or decrease the authorized number of shares of Preferred Stock (except in connection with a redemption of shares of Preferred Stock) or issue additional shares of Preferred Stock (other than in accordance with the Stock Purchase Agreement), (ii) create or issue shares of any additional class or series of capital stock that would rank pari passu or senior to the Preferred Stock, (iii) reclassify or amend any security issued by the Company in a way that would adversely impact the amount distributable to the holders of the Preferred Stock, (iv) liquidate, dissolve or wind up its business or affairs or effect any merger, consolidation or “Deemed Liquidation Event” (as defined in the Certificate of Designation with respect to the Preferred Stock (the “Certificate”)) if such action would result in holders of Preferred Stock receiving less than the “Series B Liquidation Preference” (as defined in the Certificate) or (v) purchase or redeem or pay or declare a dividend or make any distribution on any shares of capital stock other than the Preferred Stock (and other than pursuant to the Company’s equity incentive plan).

On the Closing Date, Tacora also purchased 7,500 Series 1 RSUs and 15,000 Series 2 RSUs pursuant to the Series 1 Restricted Stock Unit Award Agreement and Series 2 Restricted Stock Unit Award Agreement, respectively. Beginning on the third anniversary of the Closing Date, Tacora has the right to surrender the Series 1 RSUs to the Company for a cash payment in an amount equal to the product of (i) then fair market value of a share of the Common Stock minus $164.95 (the estimated fair market value of a share of the Common Stock on the Closing Date) multiplied by (ii) the number of Series 1 RSUs then being surrendered to the Company. Tacora has a similar right to surrender the Series 2 RSUs beginning on the sixth anniversary of Closing Date for a cash payment calculated in the same way. Neither the Company nor Tacora possess the right to deliver or demand that the RSUs be settled in Common Stock. The RSUs do not provide Tacora with voting rights or rights to dividend equivalent payments.

A portion of the proceeds received by the Company on the Closing Date were or will be used to (i) pay in full all amounts due and payable under the term loan and security agreement dated as of August 2, 2021 by and among the Company, as borrower, the guarantors party thereto and Gazellek Holdings I, LLC (“Gazellek”), as the lender; (ii) redeem certain shares of outstanding Common Stock of the Company as further discussed below; (iii) extinguish existing liabilities, fund operations (including unpaid deferred compensation and consulting fees) and for working capital; and (iv) as and when due and payable, pay the expenses incurred by the Company.

In connection with the transaction contemplated by the Stock Purchase Agreement, the Company also agreed to (i) increase the number of directors serving on the board of directors (the “Board”) to five (5) individuals; (ii) cause two (2) members of the Board to resign their positions on the Board; and (iii) appoint Daniel Strauss, Keri Findley and Claire Councill as directors on the Board. In addition, the Company agreed that, for so long as Tacora owns at least 3,789 shares of Common Stock of the Company (50% of the shares of Common Stock acquired under the Stock Purchase Agreement), Tacora shall have the right to designate and elect two (2) individuals to serve on the Board.

Subject to the terms and conditions set forth in the Stock Purchase Agreement, (i) the Company agreed to indemnify Tacora for (a) any inaccuracy in or breach of any representation and warranty of the Company contained in the Stock Purchase Agreement or any Ancillary Agreement (as defined in the Stock Purchase Agreement) to which the Company is a party; and (b) any breach by the Company of, or failure by the Company to perform, any of its covenants or obligations contained in the Stock Purchase Agreement or any Ancillary Agreement to which the Company is a party; and (ii) Tacora agreed to indemnify the Company for (a) any inaccuracy in or breach of any representation and warranty of Tacora contained in the Stock Purchase Agreement or any Ancillary Agreement to which Tacora is a party; and (b) any breach by Tacora of, or failure by Tacora to perform, any of its covenants or obligations contained in the Stock Purchase Agreement or any Ancillary Agreement to which Tacora is a party.

Any right to indemnification shall not apply to any Losses (as defined in the Stock Purchase Agreement) until the aggregate amount of all such Losses exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the “Basket”), after which such indemnification obligations shall apply to all the aggregate Losses and not just amounts in excess of the Basket. The maximum aggregate amount of Losses payable in respect of indemnification by the Company as a result of a breach of a representation or warranty shall equal the product of (i) fifteen percent (15%) multiplied by (ii) the sum of the Initial Closing Purchase Price (as defined in the Stock Purchase Agreement) plus 100% of the amount of any Subsequent Closing Consideration (as defined in the Stock Purchase Agreement) actually paid to the Company. The maximum aggregate amount of Losses payable in respect of indemnification by Tacora shall be Three Million Dollars ($3,000,000).

Term Loan and Security Agreement

The Company also entered into a term loan and security agreement (the “Term Loan and Security Agreement”) with Tacora dated as of September 25, 2023, pursuant to which Tacora lent $2,000,000 to the Company (the “Term Loan”). The Term Loan requires quarterly payments or accruals (at the Company’s option) of interest, equal to an 8% per annum rate. If the Company defaults on the Term Loan, the interest rate increases to 11% (or the highest rate permitted by law). The Term Loan, and all accrued and unpaid interest, is due in full seven years following its issuance. The Company has the right to prepay the Term Loan in increments of at least $100,000 at any time after the Preferred Stock has been redeemed. Any amounts repaid by the Company to Tacora may not be re-borrowed.

The Term Loan includes a number of covenants. Specifically, the Company had to certify as to its charter and bylaws, provide lien searches, make uniform commercial code (“UCC”) filings perfecting Tacora’s interest in collateral, and pay off the loan to Gazellek. In addition, the Term Loan lists certain events of defaults, each of which triggers an immediate obligation on the part of the Company to repay the Term Loan. The events of default include failure to pay, a breach of any covenant contained in the Term Loan agreement, bankruptcy, judgments in excess of $100,000 in any case and $250,000 in the aggregate and cross-defaulting on any other loan to the Company. All of the Company subsidiaries have guaranteed repayment of the Term Loan. All property of the Company and its subsidiaries have been pledged to secure repayment of the Term Loan.

In the Term Loan, the Company has also made a number of on-going affirmative covenants to Tacora. It must provide on-going financial statement to Tacora and pay its own taxes and insurance. Under the Term Loan, the Company has made a number of negative covenants designed to ensure that the Company does not become less able or unable to repay the Term Loan. These covenants include not incurring additional indebtedness or other obligations, creating liens against its properties, disposing of its properties, other than dispositions of obsolete and worn-out properties, and to use the Term Loan proceeds other than to repay the Gazellek indebtedness, redeem certain Common Stock and for working capital purposes.

Redemption Agreement

Pursuant to the terms of a redemption agreement (the “Redemption Agreement”) dated as of September 25, 2023 between certain holders of Common Stock of the Company (the “Sellers”) and the Company, the Company redeemed from the Sellers a total of 7,578 shares of Common Stock of the Company for a purchase price of $164.9512 per share (the “Redemption”). Such shares were placed into the treasury of the Company.

In connection with the Redemption, each Seller released and the Company and each of its affiliates and subsidiaries and each of the direct and indirect equity owners, officers, directors, employees, agents and control persons of each of the foregoing entities (each, a “Company Released Party”) from any and all Claims (as defined in the Redemption Agreement) that such Seller had, has or may have, against any such person, other than any rights and obligations of such Seller under the Redemption Agreement. Also, in connection with the Redemption, the Company released each Seller and each of his or its affiliates and subsidiaries and each of the direct and indirect equity owners, officers, directors, employees, agents and control persons of each of the foregoing entities (each, a “Seller Released Party”) from any and all Claims other than any rights and obligations of the Company under the Redemption Agreement.

The Company also agreed to defend, indemnify and hold each Seller Released Party harmless from and against any and all damages which are sustained or suffered by any Seller Released Party arising from or related to any liability (contingent or otherwise) which arise out of or relating to (i) any breach by the Company of any warranty or representation made by the Company herein, (ii) any failure by the Company to satisfy any of the Company’s obligations, covenants or agreements set forth in the Redemption Agreement, (iii) the Company’s purchase of the Shares (as defined in the Redemption Agreement) thereunder, and (iv) any actions, claims, suits, demands, damages, losses, costs and legal and other expenses (including without limitation reasonable attorneys’ fees) incident to any of the foregoing. The Sellers, jointly and severally, agreed to defend, indemnify and hold each Company Released Party harmless from and against any and all damages which are sustained or suffered by any Company Released Party arising from or related to any liability (contingent or otherwise) which arise out of or relating to (i) any breach by a Seller of any warranty or representation made by such Seller herein, (ii) any failure by a Seller to satisfy any of such Seller’s obligations, covenants or agreements set forth in the Redemption Agreement, and (iii) any actions, claims, suits, demands, damages, losses, costs and legal and other expenses (including without limitation reasonable attorneys’ fees) incident to any of the foregoing.

The Series 1 Restricted Stock Unit Award Agreement, Series 2 Restricted Stock Unit Award Agreement, Stock Purchase Agreement, Term Loan and Security Agreement, and Redemption Agreement have been filed as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. This summary description of these agreements does not purport to be complete and is qualified in its entirety by reference to these agreements, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Tacora Transactions, the Company terminated the term loan and security agreement dated as of August 2, 202 with Gazellek and repaid the sum of $4,012,945. Pursuant to a warrant termination agreement (the “Warrant Termination Agreement”), the Company and Gazellek also terminated a warrant in favor of Gazellek to acquire 5.2% of the outstanding shares of the Company’s Common Stock.

The Warrant Termination Agreement has been filed as Exhibit 10.4 to this Current Report on Form 8-K. This summary description of the Warrant Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 25, 2023, the Company entered into the Term Loan and Security Agreement with Tacora, as described in Item 1.01 above and incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

On September 25, 2023, pursuant to the Stock Purchase Agreement, the Company sold to Tacora: (i) 7,578 shares of Common Stock, (ii) 13,725 shares of Preferred Stock, (iii) 7,500 Series 1 RSUs and (iv) 15,000 Series 2 RSUs. The securities were issued in a private placement exempt from registration pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Certain Directors.

On September 25, 2023, Joseph De Perio and Robert Searing resigned as directors of the Company effective immediately. Neither of Mr. De Perio or Mr. Searing advised the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Certain Directors

On September 25, 2023, the Board of the Company increased the Board to five members and appointed Daniel Strauss, Keri Findley and Claire Councill to serve as directors.

The Board determined that each director shall be entitled to annual compensation for service on the Board in the amount of $60,000. The Company entered into Indemnification Agreements with Ms. Findley and Ms. Councill in connection with such appointments.

Biographical information regarding the new directors is as follows:

Daniel A. Strauss

Daniel A. Strauss is the Company’s Chief Executive Officer. Mr. Strauss has served as the Company’s Chief Executive Officer since December 2019. Previously, Mr. Strauss served as the Company’s Chief Operating Officer from March 2017 through December 2019. Mr. Strauss was a Portfolio Manager at Clinton from 2010 until 2019. Mr. Strauss has over fifteen years of experience in corporate finance as a portfolio manager and investment analyst in private and public equity. At Clinton, Mr. Strauss was responsible for evaluating and executing private equity transactions across a range of industries. Post-investment, Mr. Strauss was responsible for the ongoing management and oversight of Clinton’s portfolio investments. From 2008 to 2010, he worked for Angelo, Gordon & Co., as a member of the firm’s private equity and special situations area. Mr. Strauss was previously with Houlihan Lokey, where he focused on mergers and acquisitions from 2006 to 2008. Mr. Strauss has served on the boards of directors of Pacific Mercantile Bancorp (NASDAQ: PMBC) from August 2011 until December 2015 and Community Financial Shares, Inc. (OTC: CFIS) from December 2012 until its sale to Wintrust Financial Corporation in July 2015. Mr. Strauss received a Bachelor of Science in Finance and International Business from the Stern School of Business at New York University.

Keri Findley

Keri Findley is the CEO of Tacora. Ms. Findley was Partner at Third Point LLC from 2016 to 2017, a hedge fund founded and run by Daniel Loeb, from 2009 to 2017, having joined the firm to start and build its structured credit business. Prior to joining Third Point LLC, Ms. Findley was an analyst with EOS Partners, an alternative investment firm, and before that with D.B. Zwirn & Co., a special situations investment firm spun off from Highbridge Capital Management (now part of JPMorgan Chase). Ms. Findley serves as an advisor to Firework Ventures and 8VC, a venture capital firm founded by Joe Lonsdale and on the boards of directors of Shogun, Karus, and Architect. She previously served on the board of Clearbanc and LIT. Ms. Findley earned a Bachelor of Science in Operations Research from Columbia University.

Claire Councill

Claire Councill is a Managing Director on Tacora’s investment team. Previously, Ms. Councill was an investor at SuRo Capital (Nasdaq: SSSS) from 2019 to 2022. Prior to that, Ms. Councill worked in strategic finance at 1stdibs, a VC-backed luxury ecommerce marketplace, where she helped the company execute M&A and raise Series D financing. She began her career in leveraged finance investment banking at Goldman Sachs in New York. Ms. Councill graduated with a Master of Science in Finance and Bachelor of Arts in Art History from the University of Virginia, where she was a Jefferson Scholar.

Approval of Equity Incentive Plan

On September 22, 2023, the Board approved GlassBridge Enterprises, Inc. Equity Incentive Plan (the “Plan”), effective as of September 22, 2023, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date.

The Plan provides for the granting of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance unit awards, unrestricted stock awards, distribution equivalent rights or any combination of the foregoing.

The awards may be granted under the Plan to the Company’s employees, directors and consultants. Subject to any adjustments as necessary pursuant to Article XV of the Plan, the aggregate number of shares of stock reserved and available for grant and issuance under the Plan is 4,962.

The Indemnification Agreement with Keri Findley, Indemnification Agreement with Claire Councill and the Plan have been filed as Exhibits 10.5, 10.6 and 10.7 to this Current Report on Form 8-K. This summary description of these documents does not purport to be complete and is qualified in its entirety by reference to these documents, which are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2023, the Company filed the Certificate with the Secretary of State of the State of Delaware, setting forth the terms of the Preferred Stock. A copy of the Certificate relating to the Preferred Stock is listed as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference. This summary description of the Certificate does not purport to be complete and is qualified in its entirety by reference to the Certificate, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of GlassBridge Enterprises, Inc.
4.1	GlassBridge Enterprises, Inc. Series 1 Restricted Stock Unit Award Agreement, dated as of September 25, 2023, by and between GlassBridge Enterprises, Inc. and Tacora Capital, LP
4.2	GlassBridge Enterprises, Inc. Series 2 Restricted Stock Unit Award Agreement, dated as of September 25, 2023, by and between GlassBridge Enterprises, Inc. and Tacora Capital, LP
10.1	Stock Purchase Agreement, dated as of September 25, 2023, by and between GlassBridge Enterprises, Inc. and Tacora Capital, LP
10.2	Term Loan and Security Agreement, dated as of September 25, 2023, by and between GlassBridge Enterprises, Inc. and Tacora Capital, LP
10.3	Redemption Agreement, dated as of September 25, 2023, by and among GlassBridge Enterprises, Inc. and certain holders of Common Stock of GlassBridge Enterprises, Inc.
10.4	Warrant Termination Agreement, dated as of September 25, 2023, by and between GlassBridge Enterprises, Inc. and Tacora Capital, LP
10.5	Indemnification Agreement, dated as of September 25, 2023, by and between GlassBridge Enterprises, Inc. and Keri Findley
10.6	Indemnification Agreement, dated as of September 25, 2023, by and between GlassBridge Enterprises, Inc. and Claire Councill
10.7	GlassBridge Enterprises, Inc. Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2023

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer